Registration No._______________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Foot Locker, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	13-3513936

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

112 West 34th Street, New York, NY	10120

(Address of Principal Executive Offices)	(Zip Code)

Foot Locker 401(k) Plan

(Full title of the plan)

Gary M. Bahler, General Counsel,
Foot Locker, Inc., 112 West 34th Street, New York, NY 10120

(Name and address of agent for service)

(212) 720-3700

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock,	750,000	$19.755	$14,816,250	$1,721
$.01 par value	Shares

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represents 750,000 additional shares of common stock authorized to be issued under the Plan. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 6, 1995 (Registration No. 33-97832), March 23, 2000 (Registration No. 333-33120), and March 19, 2008 (Registration No. 333-149803).

(3) In accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, the maximum offering price per unit is based on the average of the high and low prices of Registrant’s common stock as reported on the New York Stock Exchange on December 31, 2010.

REGISTRATION OF ADDITIONAL SECURITIES

          This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on October 6, 1995 (Registration No. 33-97832), March 23, 2000 (Registration No. 333-33120), and March 19, 2008 (Registration No. 333-149803) with respect to Registrant’s 401(k) Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

          The exhibits filed as part of or incorporated by reference in this Registration Statement are listed in the Index of Exhibits that begins on Page 4.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2011.

FOOT LOCKER, INC.

By:	/s/ Ken C. Hicks

Ken C. Hicks
Chairman of the Board and
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 3, 2011.

Signature	Title

/s/ Ken C. Hicks	Director, Chairman and Chief Executive Officer

Ken C. Hicks

/s/ Robert W. McHugh	Executive Vice President and Chief Financial Officer

Robert W. McHugh

/s/ Giovanna Cipriano	Senior Vice President and Chief Accounting Officer

Giovanna Cipriano

Nicholas DiPaolo *	Director
Alan D. Feldman *	Director
Jarobin Gilbert, Jr. *	Director
Matthew M. McKenna *	Director
James E. Preston *	Director
David Y. Schwartz *	Director
Cheryl Nido Turpin *	Director
Dona D. Young *	Director

*	Ken C. Hicks, by signing his name hereto, is also signing as attorney-in-fact for the named directors.

          The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2011.

FOOT LOCKER 401(k) PLAN

By:	/s/ Ken C. Hicks

Ken C. Hicks
Member, Retirement Plan Committee

FOOT LOCKER, INC.

INDEX OF EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1

The rights of holders of the Registrant’s equity securities are defined in the Registrant’s Certificate of Incorporation, as amended (incorporated herein by reference to Exhibits 3(i)(a) and 3(i)(b) to the Quarterly Report on Form 10-Q for the quarterly period ended July 26, 1997, Exhibit 4.2(a) to the Registration Statement on Form S-8 (Registration No. 333-62425) previously filed by the Registrant with the SEC, and Exhibit 4.2 to the Registration Statement on Form S-8 (Registration No. 333-74688) previously filed by the Registrant with the SEC).

4.2

By-laws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 20, 2009 filed by the Registrant with the SEC on May 27, 2009).

4.3	Indenture dated as of October 10, 1991 (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 (Registration No. 33-43334) previously filed with the SEC).

4.4	Form of 8½% Debentures due 2022 (incorporated herein by reference to Exhibit 4 to Registrant’s Form 8-K dated January 16, 1992).

4.5

Distribution Agreement dated July 13, 1995 and Forms of Fixed Rate and Floating Rate Notes (incorporated herein by reference to Exhibits 1, 4.1, and 4.2, respectively, to Registrant’s Form 8-K dated July 13, 1995).

5	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP is contained in its opinion filed as Exhibit 5 to this Registration Statement.

23.2	Consent of KPMG LLP.

24	Powers of Attorney.